As filed with the Securities and Exchange Commission on December 1, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CORNING INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)
New York	16-0393470
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
One Riverfront Plaza
Corning, New York 14831
(607) 974-9000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Linda E. Jolly, Esq.
Vice President and Corporate Secretary
Corning Incorporated
One Riverfront Plaza
Corning, New York 14831
(607) 974-9000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Approximate date of commencement of proposed sale to the public: Immediately or from time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.
Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

CORNING INCORPORATED
Debt Securities

Warrants to Purchase Debt or Equity Securities

Preferred Stock

Depositary Shares

Common Stock
We may offer from time to time:
•	debt securities;
•	warrants to purchase our debt or equity securities;
•	shares of our preferred stock;
•	depositary shares representing fractional shares of our preferred stock; and
•	shares of our common stock.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus. Any series of debt securities or preferred stock may be convertible into or exchangeable for common stock or other securities or property of Corning.
You should read this prospectus and any prospectus supplement carefully before you invest.
Our common stock is listed on the New York Stock Exchange under the symbol “GLW.”
The mailing address of our principal executive offices is One Riverfront Plaza, Corning, New York 14831. Our telephone number is (607) 974-9000.
See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and our subsequent filings with the Securities and Exchange Commission, incorporated herein by reference on page 5, as well as information contained in any supplement to this prospectus, and other documents incorporated by reference in this prospectus and any supplement, for information about risks you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
Prospectus dated December 1, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration process, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC, or from us, as indicated under the heading “Where You Can Find More Information.”
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. Any prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”
We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.
Unless we have indicated otherwise, references in this prospectus to “Corning,” “the Company,” “we,” “us” and “our” or similar terms are to Corning Incorporated, a New York corporation, and not to any of its subsidiaries or affiliates.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, we have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and the exhibits filed therewith and in our reports and proxy statements and other information incorporated by reference herein. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.
Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. Information about us, including our SEC filings, is also available at our website at http://www.corning.com. However, unless specifically incorporated by reference into this prospectus or a prospectus supplement, any information on our website is not a part of this prospectus or any accompanying prospectus supplement.
The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information which we have furnished and not filed in accordance with SEC rules:
•
our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 13, 2023 which incorporates by reference certain portions of our Definitive Proxy Statement on Schedule 14A filed on March 17, 2023 (“Annual Report on Form 10-K”);

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our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023, filed on April 28, 2023, for the quarterly period ended June 30, 2023, filed on July 27, 2023, and for the quarterly period ended September 30, 2023, filed on October 30, 2023;

•	our Current Reports on Form 8-K filed on May 1, 2023 (as amended by that Form 8-K/A dated June 22, 2023), May 15, 2023, June 21, 2023 and October 5, 2023 and
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the description of our common stock included in Exhibit 4.5 to our Form 10-K filed with the SEC on February 12, 2021 and any amendments or reports filed with the SEC for the purpose of updating the description.

You may obtain a copy of any or all of the documents which are or may be incorporated by reference in this prospectus (excluding exhibits to such documents unless specifically incorporated by reference) at no cost to you by writing or telephoning us at the following address:
Corning Incorporated
One Riverfront Plaza
Corning, New York 14831
Attention: Corporate Secretary
(607) 974-9000
We have provided you only the information contained in this prospectus and any prospectus supplement and any free writing prospectus authorized or approved by us and the information incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with other information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

FORWARD-LOOKING STATEMENTS
The statements included in this prospectus and the documents incorporated by reference in this prospectus are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” “target,” “estimate,” “forecast” or similar expressions are forward-looking statements. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These forward-looking statements relate to, among other things, the Company’s future operating performance, the Company’s share of new and existing markets, the Company's revenue and earnings growth rates, the Company’s ability to innovate and commercialize new products, the Company's expected capital expenditure and the Company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the Company’s manufacturing capacity.
Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business and key performance indicators that impact the Company, there can be no assurance that these forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws.
Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:
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global economic trends, competition and geopolitical risks, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses' global supply chains and strategies;

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changes in macroeconomic and market conditions and market volatility, including developments and volatility arising from the COVID-19 pandemic, inflation, interest rates, the value of securities and other financial assets, precious metals, oil, natural gas and other commodity prices and exchange rates (particularly between the U.S. dollar and the Japanese yen, new Taiwan dollar, euro, Chinese yuan and South Korean won), the availability of government incentives, decreases or sudden increases of consumer demand, and the impact of such changes and volatility on our financial position and businesses;

−	the duration and severity of the COVID-19 pandemic, and its impact across our businesses on demand, personnel, operations, our global supply chains and stock price;
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possible disruption in commercial activities or our supply chain due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, international trade disputes or major health concerns;

−	loss of intellectual property due to theft, cyber-attack, or disruption to our information technology infrastructure;
−	ability to enforce patents and protect intellectual property and trade secrets;
−	unanticipated disruption to Corning’s, our suppliers’ and manufacturers’ supply chain, equipment, facilities, IT systems or operations;-product demand and industry capacity;
−	competitive products and pricing;
−	availability and costs of critical components, materials, equipment, natural resources and utilities;
−	new product development and commercialization;
−	order activity and demand from major customers;
−	the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels;
−	the amount and timing of any future dividends;
−	the effects of acquisitions, dispositions and other similar transactions;

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the effect of regulatory and legal developments;-ability to pace capital spending to anticipated levels of customer demand;-our ability to increase margins through implementation of operational changes, pricing actions and cost reduction measures;

−	rate of technology change;-adverse litigation;-product and component performance issues;
−	retention of key personnel;
−	customer ability to maintain profitable operations and obtain financing to fund ongoing operations and manufacturing expansions and pay receivables when due;
−	loss of significant customers;
−	changes in tax laws, regulations and international tax standards;
−	the impacts of audits by taxing authorities; and
−	the potential impact of legislation, government regulations, and other government action and investigations.
While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document, unless required by law.

RISK FACTORS
An investment in our securities involves risks. You should carefully consider the information contained or incorporated by reference in this prospectus, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, before making an investment in our securities. The information contained or incorporated by reference in this prospectus includes forward-looking statements that involve risks and uncertainties. We refer you to “Forward-Looking Statements” in this prospectus. In addition, the applicable prospectus supplement may include a discussion of risk factors or other special considerations applicable to the securities being offered by that prospectus supplement.

THE COMPANY
Corning traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936. The Company’s name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989.
Corning is vital to progress – in the industries we help advance and in the world we share. For more than 170 years, Corning has combined its unparalleled expertise in glass science, ceramic science and optical physics with deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people’s lives. Our materials science and manufacturing expertise, boundless curiosity and commitment to purposeful invention place us at the center of the way the world works, learns and lives. In addition, our sustained investment in research, development and engineering capabilities means we are always ready to solve the toughest challenges alongside our customers.
Our capabilities are versatile and synergistic, allowing Corning to evolve to meet changing market needs, while also helping customers capture new opportunities in dynamic industries. Today, Corning’s markets include optical communications, mobile consumer electronics, display technology, automotive emissions control, laboratory products and other glass products. Corning’s industry-leading products include damage-resistant cover glass for mobile devices; precision glass for advanced displays; optical fiber and cable, wireless technologies and connectivity solutions for state-of-the-art communications networks; trusted products to accelerate drug discovery and delivery; and clean-air technologies for cars and trucks.
Corning manufactures products at 124 plants in 15 countries and operates in five reportable segments: Optical Communications, Display Technologies, Specialty Materials, Environmental Technologies and Life Sciences. Our principal office is located at One Riverfront Plaza, Corning, New York 14831. Our telephone number is (607) 974-9000.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment or reduction of outstanding debt, financing acquisitions, repurchase of Corning common stock, additions to working capital, capital expenditures and investments. We may temporarily invest the net proceeds from the sale of any securities pending their use for other specified purposes.

GENERAL DESCRIPTION OF SECURITIES WE MAY ISSUE
We may use this prospectus to offer and sell, at any time and from time to time:
•	debt securities;
•	warrants for the purchase of our debt or equity securities;
•	shares of our preferred stock;
•	depositary shares representing fractional shares of our preferred stock; and
•	shares of our common stock.
The specific terms of any debt securities, warrants, preferred stock and depositary shares we offer will be determined at the time of sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC that will describe the terms of the offering and the sale of the offered securities.
DESCRIPTION OF DEBT SECURITIES
General
The Debt Securities Will Be Issued Under an Indenture
Any debt securities offered under this prospectus and described in a prospectus supplement will be our general obligations, not secured by any of our property or assets, and will be governed by the indenture between Corning and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), which acts as trustee, dated as of November 8, 2000. The trustee has two main roles.
•
First, the trustee can enforce the rights of the holders of the debt against us if we default. There are limitations on the extent to which the trustee acts on the holder’s behalf, which we describe later under “—Default, Remedies and Waiver of Default”.

•	Second, the trustee performs administrative duties for us, which include sending interest payments and notices to registered holders of the debt securities.
The indenture does not limit the amount of debt securities that can be issued under it and provides that debt securities may be issued in one or more series up to the aggregate principal amount that we may authorize from time to time. The indenture does not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may issue additional debt securities of any series after their initial offering, without the consent of the holders of the outstanding debt securities of that series.
This section summarizes certain terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of any particular series will be described in the prospectus supplement with respect to the particular series. Those terms may vary from the terms described here. The prospectus supplement may also describe special federal income tax consequences of the debt securities.
This Section Is Only a Summary
This section and the prospectus supplement summarize material terms of the indenture and, generally, the provisions common to all series of debt securities being issued, unless otherwise specified in the applicable prospectus supplement. They do not, however, describe every aspect of the indenture or any debt security. The indenture and its associated documents, including any supplement to the indenture or resolution of our board of directors establishing any series of debt security to be issued, contain the full text of the matters described in this section and the prospectus supplement. The indenture and the debt securities are governed by New York law. We have filed the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy, which you should read for a full description of its terms. As described below under “—Legal Ownership of Debt Securities; Global Securities”, we expect that most debt securities we issue will be issued as global securities or will be held in street name. References below to “you” are to the direct registered holder of the debt security, not to the indirect investor.

Terms of Debt Securities to be Described in a Prospectus Supplement
The material terms of any series of debt securities to be issued, including any terms which change the general provisions of the indenture, will be described in a prospectus supplement to this prospectus and the documents incorporated by reference in the prospectus supplement, which may include a supplemental indenture or a resolution of our board of directors setting the terms of the debt securities. Among other things, the prospectus supplement will describe:
•	the title of the series of debt securities;
•	any limit on the aggregate principal amount of the debt securities in the series that we may issue;
•	the dates on which we must make principal payments on the series;
•	the interest rate, any original issue discount, the interest payment dates, and record dates for interest payments;
•	the terms and conditions on which we may, at our option, call all or a portion of the series to be redeemed;
•
the terms and conditions of any sinking fund, or any option you may have as the holder to require us to repurchase any debt securities of the series, and the prices at which such repurchases will be made;

•	any index or formula or other reference for determining the amount of principal, any premium or interest payable on the debt securities;
•
the currency in which we will pay the principal, any premium and interest on the debt securities of the series, and the method, if different than that described in this prospectus, for determining any U.S. dollar equivalent of the currency for any purpose;

•	any additions, deletions or other changes to our covenants to you with respect to the series;
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any additions, deletions or other changes to events which are Events of Default and the terms on which our obligations to pay principal, premium, if any, and interest to you are accelerated, and other remedies applicable to the series;

•
any features of the series which require us to issue any other debt or equity security or other property upon conversion of any portion of the principal, any premium or interest on the series, and whether such right is at your option or ours;

•	the applicability of any provisions for the defeasance of any debt securities of the series described under “Defeasance and Covenant Defeasance” below; and
•	any other special terms of the series of debt securities to be issued which are not inconsistent with the terms of the indenture.
Ranking; Unsecured Obligations
The debt securities will be our general obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The debt securities will not be secured by any of our property or assets or the property or assets of any of our subsidiaries.
Redemption and Repayment
Unless otherwise indicated in a prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless the prospectus supplement specifies a redemption date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the prospectus supplement specifies one or more repayment dates.
If a prospectus supplement specifies a redemption date or a repayment date, it will also specify one or more redemption prices or repayment prices. It may also specify one or more redemption periods or repayment periods during which the redemption prices or repayment prices relating to a redemption or repayment of debt securities during those periods will apply.

If a prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to but not including the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.
In the event that we exercise an option to redeem any debt security, we will give to the trustee notice of the principal amount of the debt security to be redeemed no later than 60 days before the applicable redemption date and to the holder written notice of the principal amount of the debt security to be redeemed, by mail, not less than 15 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “—Notices”.
If a prospectus supplement specifies a date or dates on which you may require us to repurchase your debt security, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to but not including the repayment date.
If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.
Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.
In the event that any redemption or repayment of your debt security is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with Rule 14e-1 as then in effect to the extent it is applicable to us and the transaction.
We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.
Conversion or Exchange
Your debt securities may be convertible into or exchangeable for common stock or other securities or property as described in the prospectus supplement. If your debt securities are convertible or exchangeable, the prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. The prospectus supplement would also include provisions regarding the adjustment of the number of shares of common stock or other securities or property to be received by you upon conversion or exchange.
Mergers and Similar Transactions
We are generally permitted to merge or consolidate with another entity. We are also permitted to sell all our assets substantially as an entirety to another entity. We may not take any of these actions, however, unless all the following conditions are met:
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Where we merge into or consolidate with another entity or sell our assets substantially as an entirety, the successor firm must agree to be legally responsible for the debt securities and must be organized as a corporation, partnership or trust under the laws of the United States, a state of the United States or the District of Columbia.

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The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and has not been cured, as described below under “—Default, Remedies and Waiver of Default—Events of Default”. A default for this purpose would also include any event that would be an event of default if we were to receive a notice of default or the default were not cured within the specified period of time.

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It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal rights in that property with preference over other lenders or over our general creditors if we fail to pay them back. We have promised to limit these preferential rights on our property, called “liens.” This limitation is discussed below under “—Restrictive Covenants and Defeasance—Restrictions on Liens”. If a merger or other transaction would create any liens on our property, we must comply with that restrictive covenant. If the liens were not permitted under the indenture, we would grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.

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We have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the indenture and that all conditions precedent in the indenture provided for relating to such transaction have been complied with.

Restrictive Covenants and Defeasance
The indenture contains various additional covenants or promises we make to you. In addition to the covenants described in more detail below, these covenants include:
•	we will punctually pay principal, premium, if any, and interest on each series of debt securities we issue under the indenture;
•	we will maintain designated offices to make payments on your debt security;
•	we will maintain our corporate existence, rights and franchises except any rights or franchise we decide are no longer needed for our business and that of our subsidiaries taken as a whole;
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we will maintain our principal domestic manufacturing properties in good working order, unless we determine it is desirable in the conduct of our and our subsidiaries’ business to sell or otherwise dispose of such property or their operations; and

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unless we are contesting them in good faith, we will timely pay our and our subsidiaries’ taxes and other governmental charges, as well as any claims of workers, materialmen or suppliers that could become a lien on our property under law.

The following description of additional covenants contain some terms which have special meanings under the indenture. These meanings are described under “—Definitions Relating to our Restrictive Covenants”.
Restrictions on Liens
We will not, and will not permit any of our domestic subsidiaries to, become obligated on any new indebtedness for borrowed money (“debt”) that is secured by a lien on any of our or our domestic subsidiaries’ principal domestic manufacturing properties, or on any shares of stock or debt of any of our domestic subsidiaries, unless an equivalent or higher-ranking lien on the same property is granted to the direct holders of the debt securities. We do not need to comply with this restriction if the amount of all new debt that is secured by liens on such principal domestic manufacturing properties or on the stock or debt of such domestic subsidiaries is less than 10% of our consolidated net tangible assets.
This restriction on liens does not apply to debt secured by the following types of liens, and we can disregard this debt when we calculate the limits imposed by this restriction:
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liens on the property of any domestic subsidiaries, or on their shares of stock or debt, if those liens existed at the time the corporation became a domestic subsidiary of Corning or as of the date that debt securities are first issued under the indenture;

•	liens in favor of us or our domestic subsidiaries;
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mechanic’s liens, tax liens, liens in favor of, and to secure payments or the acquisition of property from, any governmental body by law or because of a contract we have entered into, and other liens incidental to construction, conduct of business or ownership of our property or of any domestic subsidiary, which do not materially impact the use of the property;

•
liens on property that existed at the time we acquired the property, including property we may acquire through a merger or similar transaction, or that we granted in order to purchase, alter or construct the property, sometimes called “purchase money mortgages”; and

•	liens arising from any judgment, decree or order of a court so long as proceedings to review these judgments have not been terminated or the period in which to initiate proceedings has not expired.
In the calculation, we can also disregard debt secured by liens that extend, renew or replace any of these types of liens.
We and our subsidiaries are permitted to have as much unsecured debt as we may choose. The indenture also does not restrict liens on any shares of Corning stock or the stock of less than 80%-owned subsidiaries.
Restrictions on Sales and Leasebacks
We will not, and will not permit any of our domestic subsidiaries to, enter into any sale and leaseback transaction involving a principal domestic manufacturing property, unless we comply with this restrictive covenant. A “sale and leaseback transaction” under the indenture generally is an arrangement between us or a domestic subsidiary and a bank, insurance company or other lender or investor where we or the domestic subsidiary leases, for more than three years, a principal domestic manufacturing property which has been or is to be sold or transferred by us or the domestic subsidiary to that lender or investor more than 180 days after the completion of construction and the beginning of full operation of the principal domestic manufacturing property.
We do not need to comply with this restriction if the amount of our attributable debt is less than 10% of our consolidated net tangible assets. We can comply with this restrictive covenant if we retire an amount of funded debt, within 180 days of the transaction, equal to the net proceeds of the sale of the principal domestic manufacturing property that is leased in the transaction or the fair value of that property, whichever is greater, subject to credits for voluntary retirements of debt securities and funded debt we may make.
This restriction on sales and leasebacks does not apply to any sale and leaseback transaction that is between us and one of our domestic subsidiaries or between domestic subsidiaries, or that involves a lease for a period of three years or less.
Definitions Relating to our Restrictive Covenants
The following are the meanings of the terms that are important in understanding the restrictive covenants previously described:
•	“attributable debt” means the total net amount of rent, discounted at a rate of 15% per annum compounded semi-annually, that is required to be paid during the remaining term of any lease.
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“consolidated net tangible assets” is the total amount of assets, less reserves and other permitted deductible items, after subtracting all current liabilities and all goodwill, trade names, trademarks, patents, unamortized debt discounts and expenses and other like intangible assets, as these amounts appear on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

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“domestic subsidiary” means any direct or indirect subsidiary except one which neither transacts a substantial portion of its business in the United States nor regularly keeps a substantial portion of its fixed assets in the United States, nor one that is used primarily to finance the operations of Corning outside of the United States.

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“funded debt” means all debt for borrowed money that has a maturity of 12 months or more from the date on which the calculation of funded debt is made or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower.

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“principal domestic manufacturing property” is any building, structure or other facility, and the land on which it sits and its associated fixtures, that we use primarily for manufacturing or warehousing, that has a gross book value in excess of 3% of our consolidated net tangible assets and that is located in the United States, other than a building, structure or other facility that is financed by industrial revenue bonds or that our board of directors has determined is not of material importance to the total business that we and our subsidiaries conduct.

•	“subsidiary” means a manufacturing corporation or any other entity in which we and/or one or more of our other subsidiaries owns at least 80% of the voting stock.

Defeasance and Covenant Defeasance
Defeasance is a legal term for the actions we may take at our option to either cause the debt securities to be paid from a source other than us or to release us from some restrictive covenants.
Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on your debt securities. This is called full defeasance. To do so, each of the following must occur:
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We must deposit in trust for the benefit of all holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on your debt securities on their various due dates.

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There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves. Under current federal tax law, the deposit and our legal release from the debt security would be treated as though we took back your debt security and gave you your share of the cash and debt security or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax change described above.
•	We must satisfy certain other conditions imposed by the indenture.
If we fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You could not look to us for payment in the event of any shortfall.
Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance, we must do all of the following:
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We must deposit in trust for the benefit of the holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on your debt securities on their various due dates.

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We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves.

•	We must satisfy certain other conditions imposed by the indenture.
If we accomplish covenant defeasance with regard to your debt security, the following provisions of the indenture and the debt securities would no longer apply:
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the covenant to provide any equal and ratable lien to secure your debt security if our properties or assets would be subject to a lien in a merger or similar transaction as described above under “—Merger and Similar Transactions”;

•	the covenants on maintenance of principal domestic manufacturing properties and payment of taxes;
•	the limitations on liens and sale-leaseback transactions, as described above under “—Restrictions on Liens” and “—Restrictions on Sales and Leasebacks”; and
•	the event of default which relates to the breach of those covenants.
If we accomplish covenant defeasance, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, like our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, we may not have funds available to make up the shortfall.

Default, Remedies and Waiver of Default
You will have special rights if an event of default with respect to your debt security occurs and it is not cured, as described in this subsection.
Events of Default
With respect to your debt security, when we refer to an event of default, we mean any of the following:
•	We do not pay interest on a debt security within 30 days after the due date.
•	We do not pay the principal or any premium on a debt security on its due date.
•	We do not deposit any sinking fund payment on its due date.
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We remain in breach of our covenants described above, or any other covenant we make in the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt security of the affected series.

•	We file for bankruptcy or other events in bankruptcy, insolvency or reorganization occur.
•	As to any series of debt securities, any other event of default described in the prospectus supplement with respect to such series occurs and remains uncured for any applicable grace period.
Remedies if an Event of Default Occurs
If an event of default (other than event of default relating to our bankruptcy, insolvency, or reorganization) has occurred and has not been cured or waived, the trustee or the holders of 25% or more in principal amount of all outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of such affected series to be due immediately. If an event of default occurs because of our bankruptcy, insolvency or reorganization, the entire principal amount of all the debt securities of each affected series will be automatically accelerated, without any action by the trustee or any holder.
Each of the situations described above is called an acceleration of the maturity of the debt securities. If the maturity of any series of debt securities is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of any series of debt securities affected by the acceleration may cancel the acceleration for such series if we satisfy certain conditions imposed by the indenture, including paying or depositing with the trustee a sum sufficient to pay overdue interest, principal and premium (if any) on the affected debt securities.
If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer to pay the trustee’s reasonable expenses for reasonable protection from liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the relevant series of debt securities.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•	A holder of your debt security must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived.
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The holders of 25% or more in principal amount of all of the outstanding debt securities of the applicable series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

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The trustee must not have taken action for 60 days after the above steps have been taken. During those 60 days, the holders of a majority in principal amount of the outstanding series of debt securities of the applicable series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of all the outstanding debt securities of the relevant series.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after their due date.
Waiver of Default
The holders of a majority in principal amount of the outstanding debt securities of any series may waive a default for all of the debt securities of such series. If this happens, the default will be treated as if it has not occurred. Certain defaults cannot be waived by holders of a majority of the outstanding debt securities of a series:
•	a default in our obligation to pay principal, premium, if any, or interest on your debt security; and
•	any covenant default specified in a prospectus supplement to only be waivable by you.
We Will Give the Trustee Information About Defaults Annually
We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or specifying any default.
If the trustee actually knows of a default (an event which is, or with the giving of notice or passage of time would be, an event of default), the trustee is required to give you notice of any default in payment of principal, any sinking fund installment, any premium or interest and, except in the following two circumstances, of any other default:
•	the trustee may, under applicable law, withhold notice of other defaults if the trustee determines it is in the best interest of the holders of the debt securities to do so; or
•	the default relates to any of our covenants and has not continued to exist for at least 30 days.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration.
Modification of Indenture and Waiver of Covenants
There are three types of changes we can make to the indenture and the debt securities.
Changes Requiring Each Holder’s Approval
First, there are changes that we or the trustee cannot make without the approval of each holder of a debt security affected by the change. We cannot:
•	change the stated maturity for any principal or interest payment on a debt security;
•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;
•	permit redemption of a debt security if not previously permitted;
•	impair any right a holder may have to require repayment of its debt security;
•	change the currency of any payment on a debt security other than as permitted by the debt security;
•	change the place of payment on a debt security, if it is in non-global form;
•	impair a holder’s right to sue for payment of any amount due on its debt security;
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reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken separately or together, as the case may be, the approval of whose holders is needed to change the indenture or the debt securities;

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reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

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change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval.

Changes Not Requiring Approval
The second type of change does not require any approval by holders of the debt securities. This type is limited to clarifications, corrections, and changes that would not adversely affect the debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under the indenture after the changes take effect.
We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of the relevant series.
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If the change affects more than one series of debt securities issued under the indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of the relevant series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.
The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. Our covenants include the promises we make about merging and putting liens on our interests, which we describe above under “—Mergers and Similar Transactions” and “—Restrictive Covenants and Defeasance”. If the holders agree to waive a covenant, we will not have to comply with it.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Legal Ownership of Debt Securities; Global Securities.
We refer to those who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect holders of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued as global securities or in street name will be indirect holders.
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal, or registered, holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, or hold the debt securities in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the delivery of the payment or notice even if that registered holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders of a series of debt securities for any purpose—for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture—we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

Global Securities
We will issue each debt security as a global security in book-entry form only, unless we specify otherwise in a prospectus supplement. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global security a master global security.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in a prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated.”
Under the indenture, only the person in whose name a debt security is registered on the books of the trustee or other registrar under the indenture is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers or because they are required by law to do so; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.
Street Name and other Indirect Holders
In the future we may terminate a global security or issue debt securities initially in book-entry form but not as a global security. In these cases, investors may choose to hold their debt securities directly in their own names or in “street name”. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not holders, of those debt securities.

Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holder’s consent, if ever required;
•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted;
•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Special Considerations for Holders of Interests in Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
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An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under “—Special Situations When a Global Security Will Be Terminated”.

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An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Legal Ownership of Debt Securities; Global Securities” above.

•	An investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.
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An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges, and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

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The depositary may (and we understand that DTC will) require those who purchase and sell interests in a global security within its book-entry system to use immediately available funds and your broker or bank may require you to do so as well.

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Financial institutions that participate in the depositary’s book-entry system, through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated
In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.
The special situations for termination of a global security are as follows:
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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or
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if an event of default has occurred with regard to debt securities represented by that global security and has not been cured or waived; we discuss defaults above under “—Default, Remedies and Waiver of Default”.

If a global security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Considerations Relating to DTC
DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies, and clearing corporations, and may include other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. Indirect access to the DTC system also is available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.
Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of the debt securities, which we refer to as the “beneficial owner,” is in turn to be recorded on the DTC participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the direct or indirect DTC participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except in the specific situations described above under “Special Situations When a Global Security Will Be Terminated”.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the debt securities of such series to be redeemed.
In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).
Distribution payments on the debt securities will be made by the trustee to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the trustee, and disbursements of such payment to the beneficial owners are the responsibility of direct and indirect participants.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.
Form, Exchange and Transfer
If the debt securities cease to be issued in global form, they will be issued:
•	only in fully registered form;
•	without interest coupons; and
•	unless otherwise indicated in a prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.
You may exchange your debt securities that are not in global form for debt securities of smaller denominations (but not below the minimum denomination) or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
You may exchange or transfer your debt securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
You will not be required to pay a service charge to transfer or exchange your debt securities, but you may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with your proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in a prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any debt securities are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
If a debt security is issued as a global security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Payment Mechanics
Who Receives Payment
If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date (see below) relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of the depositary.
How We Will Make Payments Due in U.S. Dollars
We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.
Payments on Global Securities. We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Global Securities”.
Payments on Non-Global Securities. We will make payments on a debt security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security.
If requested by the holder of a non-global security with a face amount of at least $1,000,000, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
How We Will Make Payments Due in Other Currencies
We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.
Payments on Global Securities. We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows.
Unless otherwise indicated in a prospectus supplement, if you are an indirect holder of global notes denominated in a specified currency other than U.S. dollars and if you elect to receive payments in that other currency, you must notify the participant through which your interest in the global security is held of your election far enough in advance so that the participant can then notify DTC of such election at least 15 calendar days prior to:
•	the regular record date, in the case of a payment of interest; or
•	the stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.
You may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than U.S. dollars.

Your participant must then notify DTC of this election and DTC will notify the paying agent. In order for your election to take effect, the paying agent must receive this notice from DTC not later than five DTC business days after the record date, in the case of an interest payment date, or at least 10 calendar days before the maturity date or date of earlier redemption or repayment, in the case of a principal payment.
If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.
If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars. We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.
Indirect holders of a global security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency in cases where holders have a right to do so.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.
Paying Agent
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. We call each of those institutions a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify you of changes in the paying agents.
Unclaimed Payments
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.
Notices
Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.
Our Relationship with the Trustee
The Bank of New York Mellon Trust Company, N.A. will be the trustee for debt securities to be issued under the indenture. The Bank of New York Mellon or its affiliates act as the custodian and asset manager of our corporate cash securities, is a lender in our revolving credit facility, provides investment management services and has provided commercial banking and other services for Corning, our related companies and our defined benefit plans in the past and is expected to do so in the future.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt securities, one or more series of our preferred stock or our common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between Corning and a bank or trust company, as warrant agent. We will issue a prospectus supplement describing the terms of any warrants and will file with the SEC a copy of the warrant agreement.
Debt Warrants
The following summarizes some of the general terms of the debt warrants. You should read the particular terms of any debt warrants that are offered by us and the applicable debt warrant agreements which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the debt warrants being offered.
General
We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, a prospectus supplement. Debt warrants may be issued separately or together with debt securities.
The debt warrants will be issued under debt warrant agreements to be entered into between Corning and one or more banks or trust companies, as debt warrant agent, as described in the prospectus supplement relating to the debt warrants being offered. A debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be filed as an exhibit to the registration statement of which this prospectus forms a part in connection with any offering of debt warrants. See “Where You Can Find More Information” for information on how to obtain a copy of the debt warrant agreement. In addition, the debt securities to be issued upon exercise of the debt warrants will be described as set forth above under “Description of Debt Securities.”
Terms of the Debt Warrants to be Described in the Prospectus Supplement
We will describe the particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants in a prospectus supplement. This description will include:
•	the title of the debt warrants;
•	the initial offering price;
•	the currency or currency unit in which the price for the debt warrants and the exercise price for the debt securities is payable;
•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;
•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;
•	the date, on and after which the debt warrants and the related debt securities will be separately transferable;
•
the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence and the date on which this right will expire;
•	if applicable, a discussion of United States federal income tax considerations;
•	the identity of the debt warrant agents;
•	where the debt warrants represented by the debt warrant certificates may be transferred and registered; and
•	any other material terms of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and may be presented for registration of transfer, and debt warrants may be exercised, at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities issuable upon exercise of the debt warrants, to enforce any of the covenants in the indenture, or to any other rights or benefits of a holder of the debt securities.
Exercise of Debt Warrants
Unless otherwise indicated in the prospectus supplement, each debt warrant will entitle the holder of debt warrants to purchase for cash the principal amount of debt securities at the exercise price set forth in, or be determinable as set forth in, the prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the prospectus supplement relating to the debt warrants. After the close of business on the expiration date or any later date to which the expiration date may be extended by us, unexercised debt warrants will become void.
Debt warrants may be exercised as set forth in the prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised and the exercise period has not expired, a new debt warrant certificate will be issued for the remaining amount of debt warrants.
If you hold your interest in a debt warrant indirectly, you should check with the institution through which you hold your interest in the debt warrant to determine how these provisions will apply to you.
Modifications
The debt warrant agreement will provide that we and the debt warrant agent may amend it, without the consent of the holder of any debt warrant certificate for the purpose of curing any ambiguity, or of curing, correcting or supplementing any provision contained in the debt warrant agreement, or making any provisions in regard to matters or questions arising under the debt warrant agreement that we deem necessary or desirable so long as the amendment does not adversely affect the interest of the holders of debt warrant certificates in any material respect. We and the debt warrant agent also may modify or amend the debt warrant agreement and the terms of the debt warrants, with the consent of the owners of not less than a majority in number of the then outstanding unexercised debt warrants affected. However, modifications or amendments that result in any of the following changes may be made only with the consent of each of the holders of any debt warrant affected by the modification or amendment:
•	an increase in the exercise price of the debt warrants;
•	a shortening of the period of time during which the debt warrants may be exercised;
•	any material and adverse change that affects the rights of the holders of the debt warrants or the material terms of the debt securities for which the debt warrants may be exercised; or
•	a reduction in the number of debt warrants whose holders must consent to the modification or amendment of the debt warrant agreement or the terms of the debt warrants.
Enforceability of Rights, Governing Law
The debt warrant agent will act solely as our agent in connection with the issuance and exercise of debt warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a debt warrant certificate or any owner of a beneficial interest in debt warrants. The holders of debt warrant certificates, without the consent of the debt warrant agent, the trustee, the holder of any debt securities issued upon exercise of debt warrants or the holder of any other debt warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us suitable to enforce, or otherwise, in respect of their rights to exercise debt warrants evidenced by their debt warrant certificates. Unless otherwise indicated in a prospectus supplement each issue of debt warrants and the applicable debt warrant agreement will be governed by the laws of the State of New York.

Equity Warrants
The following summarizes some of the general terms and provisions of the equity warrants. You should read the particular terms of the equity warrants that are offered by Corning and the applicable equity warrant agreements, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the equity warrants being offered.
General
We may issue warrants for the purchase of our equity securities such as a class or series of preferred stock or our common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, a prospectus supplement. Equity warrants may be issued separately or together with other securities.
The equity warrants will be issued under equity warrant agreements to be entered into between Corning and one or more banks or trust companies, as equity warrant agent, as described in the prospectus supplement relating to the equity warrants being offered. The equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, will be filed as an exhibit to the registration statement of which this prospectus forms a part in connection with the offering of equity warrants. See “Where You Can Find More Information” for information on how to obtain a copy of the form of equity warrant agreement. In addition, the equity securities to be issued upon exercise of the equity warrants will be described as set forth below under “Description of Preferred Stock,” “Description of Depositary Shares” or “Description of Common Stock.”
Terms of the Equity Warrants to be Described in the Prospectus Supplement
We will describe the particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants in a prospectus supplement. This description will include:
•	the title of the equity warrants;
•	the securities for which the equity warrants are exercisable;
•	the price or prices at which the equity warrants will be issued;
•
the amount of equity securities initially purchasable upon exercise of each equity warrant and the price at which that amount of equity securities may initially be purchased upon exercise of each equity warrant;

•	the date on which the right to exercise the equity warrants will commence and the date on which this right will expire;
•
if applicable, the designation and terms of the preferred stock, depositary shares or common stock with which the equity warrants are issued, and the number of equity warrants issued with each share of preferred stock or common stock or depositary share;

•	if applicable, the date on and after which the equity warrants and the related preferred stock or common stock will be separately transferable;
•	the identity of the equity warrant agent;
•	if applicable, a discussion of any material federal income tax considerations; and
•	any other material terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.
Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of Corning.
The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment if we issue a stock dividend to holders of common stock or preferred stock, or if we declare a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. Instead of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants outstanding. No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% of those shares. We may, at our option, reduce the exercise price at any time. We will not issue fractional shares upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.
Exercise of Equity Warrants
Unless otherwise provided in a prospectus supplement, each equity warrant will entitle the holder of equity warrants to purchase for cash the specified equity securities at the exercise price that will in each case be set forth in, or be determinable as set forth in, a prospectus supplement. Equity warrants may be exercised at any time up to the close of business on the expiration date specified in the prospectus supplement relating to the equity warrants. After the close of business on the expiration date or any later date to which the expiration date may be extended by us, unexercised equity warrants will become void.
Equity warrants may be exercised as set forth in the prospectus supplement relating to the equity warrants. Upon receipt of payment and the equity warrant certificate properly completed and duly executed at the corporate trust office of the equity warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the equity securities purchasable upon exercise of the equity warrants to the person entitled to them. If fewer than all of the equity warrants represented by the equity warrant certificate are exercised, a new equity warrant certificate will be issued for the remaining amount of equity warrants.
If you hold your interest in an equity warrant indirectly, you should check with the institution through which you hold your interest in the equity warrant to determine how these provisions will apply to you.
Modifications
The equity warrant agreement may be amended by Corning and the equity warrant agent, without the consent of the holder of any equity warrant certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any provision contained in the equity warrant agreement, or making any provisions in regard to matters or questions arising under the equity warrant agreement that Corning may deem necessary or desirable so long as the amendment does not adversely affect the interest of the holders of equity warrant certificates in any material respect. Corning and the equity warrant agent also may modify or amend the equity warrant agreement and the terms of the equity warrants, with the consent of the owners of not less than a majority in number of the then outstanding unexercised equity warrants affected. However, modifications or amendments that result in any of the following changes may be made only with the consent of the owners affected by the modification or amendment:
•	an increase in the exercise price of the equity warrants;
•	a shortening of the period of time during which the equity warrants may be exercised;
•	any material and adverse change that affects the exercise rights of the owners of the equity warrants; or
•	a reduction in the number of equity warrants whose owners must consent to the modification or amendment of the equity warrant agreement or the terms of the equity warrants.
Enforceability of Rights, Governing Law
The equity warrant agent will act solely as our agent in connection with the issuance and exercise of equity warrants and will not assume any obligation or relationship of agency or trust for or with any holder of an equity warrant certificate or any owner of a beneficial interest in equity warrants. The holders of equity warrant certificates, without the consent of the equity warrant agent, the holder of any equity securities issued upon exercise of equity warrants or the holder of any other equity warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us suitable to enforce, or otherwise in respect of, their rights to exercise equity warrants evidenced by their equity warrant certificates. Unless otherwise indicated in a prospectus supplement, each issue of equity warrants and the applicable equity warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK
The following summarizes some of the general terms of our preferred stock. You should read the particular terms of any series of preferred stock offered by Corning which will be described in more detail in the prospectus supplement relating to such series. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.
General
We are authorized to issue up to 10,000,000 shares of preferred stock, par value $100 per share. Under our restated certificate of incorporation, as amended, the board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:
•	the number of shares to be included in the series and their designation;
•	the dividend rate, whether dividends will be cumulative and, if so, the date from which dividends will accumulate;
•	any redemption rights of the holders of such shares and the dates for such redemption, the premium, if any, and any accrued dividends payable on redemption;
•	any mandatory redemption provisions;
•	any conversion or exchange rights of the shares;
•	the rights of the shares of such series on liquidation, dissolution or winding up;
•	any restrictions on the payment of dividends and other distributions, or exercise of any redemption or repurchase right of any junior class of securities;
•	the terms of any voting rights, in addition to the rights provided by law, of such shares; and
•	any other relative rights, preferences, and limitations of the shares of such series.
Prior to the issuance of any series of preferred stock, the board of directors will adopt resolutions creating and designating the series as a series of preferred stock and will file an amendment to the certificate of incorporation setting forth the terms of the series. We will not need to seek shareholder approval for this amendment.
In addition, as described under “Description of Depositary Shares”, at our option, instead of offering full shares of any series of preferred stock, we may offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to the depositary shares.
The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions from time to time for any corporate purpose.
The preferred stock will be, when issued, fully paid and non-assessable. Unless otherwise indicated in the applicable prospectus supplement relating to the series of any series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire more of our capital stock.
The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to these series.
Rank
Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, shares of one series will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets in the event of a liquidation, dissolution, or winding up.

Dividends
Holders of each series of preferred stock will be entitled to receive dividends and other distributions when, as, and if declared by the board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement or other offering materials relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Corning on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.
We may not declare, pay, or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for either of the following:
•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or
•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.
Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share, taking into account the liquidation value per share, to accrued dividends per share, taking into account the liquidation value per share, will be the same for both series of preferred stock.
Similarly, we may not declare, pay, or set apart for payment, dividends or make other payments on the common stock or any of our other stock ranking junior to the preferred stock, until full dividends on the preferred stock have been paid or set apart for payments for:
•	all prior dividend periods if the other series of preferred stock pays dividends on a cumulative basis; or
•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.
Conversion and Exchange
The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of common stock of Corning.
Redemption
If so specified in a prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or that of the holder’s, and may be mandatorily redeemed.
Any restriction on our repurchase or redemption of our preferred stock while there is any arrearage in the payment of dividends will be described in a prospectus supplement.
Any partial redemptions of preferred stock will be made as described in the prospectus supplement for that series of preferred stock or in a way that our board of directors decides is equitable.
Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.
Anti-Takeover Provisions
See “Description of Common Stock—Anti-takeover Provisions” for a discussion of provisions of the restated certificate of incorporation and by-laws of Corning that would have an effect of delaying, deferring or preventing a change in control of Corning.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of Corning, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends, in the case of a cumulative series, or declared and unpaid dividends, in the case of a non-cumulative series. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock relating to liquidation, including our common stock.
If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of these series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Unless otherwise indicated in the applicable prospectus supplement relating to the series of any series of preferred stock, holders of any series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights
The holders of shares of preferred stock will have no voting rights, except:
•	as otherwise stated in the prospectus supplement;
•	as otherwise stated in the certificate of designation establishing the series; or
•	as required by applicable law.
DESCRIPTION OF DEPOSITARY SHARES
The following summarizes some of the general provisions of the deposit agreement which we may enter into with a bank or trust company and of the depositary shares and depositary receipts. You should read the particular terms of preferred stock which constitutes the depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the registration statement of which this prospectus forms a part in connection with the offering of depositary shares. See “Where You Can Find More Information” for information on how to obtain a copy of the form of deposit agreement.
General
We may, at our option, elect to offer fractional shares or multiple shares of preferred stock, rather than whole individual shares of preferred stock, in the form of depositary shares. Each depositary share will represent a fraction or multiple of a share of a particular series of preferred stock, the “depositary shares”, and will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock in accordance with the terms of the prospectus supplement.
The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Corning and a bank or trust company we select having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion, and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of the depositary shares owned by the holders.
The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to these distributions. If the preferred stock depositary determines that it is not feasible to make a distribution, it may, with the approval of Corning, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Redemption of Preferred Stock
If we redeem a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the applicable series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction or multiple of the redemption price per share payable in respect of the depositary shares of preferred stock so redeemed. The preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary decides.
Withdrawal of Preferred Stock
Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary shares after surrendering the related depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement for that series of preferred stock.
However, holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary shares for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time new depositary receipts evidencing the excess number of depositary shares.
Voting Deposited Preferred Stock
When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives.
We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing that series of preferred stock.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Corning and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters the existing rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Holders who retain their depositary shares after the amendment becomes effective will be deemed to agree to the amendment and will be bound by the amended deposit agreement. The deposit agreement automatically terminates if:
•	all outstanding depositary shares have been redeemed;
•	each share of preferred stock deposited with the preferred stock depositary has been converted into or exchanged for common stock; or
•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Corning.

We may terminate the deposit agreement at any time and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the related depositary receipts, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.
Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
We will pay all fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of depositary shares, that holder will be liable for those fees, charges and expenses.
Resignation and Removal of Depositary
The preferred stock depositary may resign at any time by delivering to Corning notice of its intent to do so, and Corning may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary and its acceptance of the appointment. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The preferred stock depositary will forward to the holders of the depositary shares all reports and communications from which we deliver to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.
Neither the preferred stock depositary nor Corning will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Corning and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
DESCRIPTION OF COMMON STOCK
We have authorized, by our restated certificate of incorporation, the issuance of 3,800,000,000 shares of common stock, par value $.50 per share. As of October 31, 2023, Corning had 853,182,128 shares of common stock outstanding. Each holder of common stock is entitled to one vote per share for all matters to be voted on by shareholders. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid, if any, on any outstanding shares of preferred stock. The continued declaration of dividends by our board of directors is subject to our current and prospective earnings, financial condition and capital requirements and any other factors that the board of directors deems relevant.
Upon voluntary or involuntary liquidation, dissolution or winding up of Corning, the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and non-assessable.
Our by-laws permit a group of holders (up to 20) who have owned at least 3% of Corning’s common stock for at least 3 years to submit director nominees for the greater of two directors or the largest whole number that does not exceed 20% of the board of directors. These director nominees will be included in our proxy statement for an Annual Meeting if the shareholder(s) and the nominee(s) satisfy the notice requirements specified in our by-laws. Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock. The common stock is listed on the New York Stock Exchange under the symbol “GLW”.
Anti-takeover Provisions
The restated certificate of incorporation and by-laws of Corning contain provisions that may discourage a third party from seeking to acquire Corning or to commence a proxy contest or other takeover-related action. Corning’s by-laws provide that holders of common stock may remove a director from office at any time prior to the expiration of his or her term only with cause and by vote of the holders of a majority of the common stock outstanding. Additionally, the by-laws provide that premature vacancies on the board of directors may be filled only by a majority of the entire board.
The by-laws of Corning contain procedural requirements with respect to the nomination of directors by shareholders at an annual meeting that require, among other things, delivery of notice by nominating shareholders to our Secretary not less than 90 days nor more than 120 days before the anniversary of the prior year’s shareholders’ meeting. The by-laws do not provide that a special meeting of shareholders may be called by shareholders.
The certificate of incorporation of Corning provides that no director will be liable to Corning or its shareholders for a breach of duty as a director except as provided by the New York Business Corporation Law.
The effect of these provisions may be to deter attempts either to obtain control of Corning or to acquire a substantial amount of its stock, even if a proposed acquisition transaction were at a significant premium over the then-prevailing market value of the common stock, or to deter attempts to remove the board of directors and management of Corning, even though some or a majority of the holders of common stock may believe these actions to be beneficial.

PLAN OF DISTRIBUTION
The following describes generally the various methods we may use to distribute the securities offered under this prospectus from time to time. Each prospectus supplement will describe the particular plan of distribution for the securities offered under that prospectus supplement.
We may sell the securities that may be offered under this prospectus:
•	through underwriters or dealers;
•	through agents; or
•	directly to one or more purchasers.
The distribution of the securities may occur from time to time in one or more transactions:
•	at a fixed price or prices;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
The prospectus supplement with respect to a particular offering of the securities will describe the terms of the offering, including:
•	the names of any underwriters, dealers, or agents;
•	the purchase price of the securities by any underwriter, dealer or agent;
•	the net proceeds we expect to receive from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts and other items which may constitute underwriters’ compensation;
•	the initial public offering price;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any national securities exchange on which the securities may be listed.
VALIDITY OF SECURITIES
The validity of the securities is being passed on for us by Linda E. Jolly, Esq., Vice President and Corporate Secretary of Corning and, unless the prospectus supplement provides otherwise, for any underwriters, dealers, or agents by Sullivan & Cromwell LLP, New York, New York. Ms. Jolly is employed by Corning, participates in various Corning employee benefit plans under which she may receive shares of Corning common stock and currently beneficially owns substantially less than 1% of the outstanding shares of Corning common stock.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by us. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.
Securities and Exchange Commission Registration Fee	$ *
Accounting Fees and Expenses	$ †
Rating Agency Fees	$ †
Legal Fees and Expenses	$ †
Printing Fees and Expenses	$ †
Miscellaneous	$ †
Total	$ †
*	Deferred in accordance with Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.
†
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.
Sections 722 and 723 of the New York Business Corporation Law (the “BCL”) provide that a corporation may indemnify its current and former directors and officers under certain circumstances. Section 8.4 of the Company’s by-laws provides that the Company shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of his being or having been a director or officer of the Company to the full extent permitted by, and consistent with, the BCL, and that the Company will advance expenses to any person entitled to indemnification, upon receipt of an undertaking of such person to repay the portion of such expenses to which it is finally determined that such person is not entitled, unless a majority of the disinterested members of the Company’s board of directors or, if such disinterested directors do not constitute a quorum of the board of directors, independent legal counsel, determines in good faith that it is likely such person will be found not to be entitled to such indemnification and will not, in that event, fulfill such person’s undertaking to repay such advances. The Company maintains policies of insurance with respect to its indemnification obligations.
Section 402(b) of the BCL provides that a corporation may include a provision in its certificate of incorporation limiting the liability of its directors to the corporation or its shareholders for damages for the breach of any duty, except for a breach involving intentional misconduct, bad faith, a knowing violation of law or receipt of an improper personal benefit or for certain illegal dividends, loans or stock repurchases. Paragraph 6 of Article 4 of the Company’s Restated Certificate of Incorporation contains such a provision.
Any underwriting agreement, placement agreement, sales agency agreement or other agreement with an underwriter or dealer that we enter into with respect to a sale of securities covered by this registration statement may provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers, and controlling persons against certain liabilities. To the extent we enter into any such underwriting agreement, we will file it as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference into this registration statement.
For the undertakings in relation to indemnification, please see Item 17 below.

Item 16.	Exhibits.
Exhibit Number	Exhibits
1.01	Form of Underwriting Agreement. **
3.01(i)
Restated Certificate of Incorporation dated April 27, 2012, filed with the Secretary of State of the State of New York on April 27, 2012 (incorporated by reference to Exhibit 3(i)1 of the Company’s Current Report on Form 8-K filed on May 1, 2012).

3.01(ii)
Certificate of Amendment of the Restated Certificate of Incorporation filed with the Secretary of State of the State of New York on January 14, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 15, 2014).

3.02	Amended and Restated By-Laws of Corning Incorporated, effective as of October 4, 2023 (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed October 5, 2023).
4.01
Indenture, dated as of November 8, 2000, between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as trustee (incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form S-3 filed March 15, 2001 (No. 333-57082)).

4.02	Supplemental Indenture as to each series of debt securities, including the form of such security. **
4.03	Debt Warrant Agreement, including a form of debt warrant certificate. **
4.04	Equity Warrant Agreement, including form of equity warrant certificate. **
4.05	Deposit Agreement, including form of depositary receipt. **
4.06	Form of certificate for shares of the common stock (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed May 7, 2010 (No. 333-166642)).
4.5
Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934. (Incorporated by reference to Exhibit 4.5 to Corning’s Form 10-K filed on February 12, 2021.)

5.01	Opinion of Linda E. Jolly, Esq. *
23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm. *
23.02	Consent of Linda E. Jolly, Esq. (included in Exhibit 5.01). *
24.01	Power of Attorney (included on signature page).
25.01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. *
107	Filing Fee Table. *
*	Filed herewith.
**	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on December 1, 2023.
CORNING INCORPORATED (Registrant)
By:	/S/ LINDA E. JOLLY
Name:	Linda E. Jolly
Title:	Vice President and Corporate Secretary
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lewis A. Steverson, Edward A. Schlesinger and Stefan Becker, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated on December 1, 2023.
Signature
Signature	Title

/s/ Wendell P. Weeks	Chairman of the Board of Directors, Chief Executive Officer, and Director (Principal Executive Officer)
Wendell P. Weeks

/s/ Edward A. Schlesinger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Edward A. Schlesinger

/s/ Stefan Becker	Senior Vice President, Finance and Corporate Controller (Principal Accounting Officer)
Stefan Becker

/s/ Donald W. Blair	Director
(Donald W. Blair)

/s/ Leslie A. Brun	Director
(Leslie A. Brun)

/s/ Stephanie A. Burns	Director
(Stephanie A. Burns)

/s/ Richard T. Clark	Director
(Richard T. Clark)

Signature	Title

/s/ Pamela J. Craig	Director
(Pamela J. Craig)

/s/ Robert F. Cummings, Jr.	Director
(Robert F. Cummings, Jr.)

/s/ Roger W. Ferguson, Jr.	Director
(Roger W. Ferguson, Jr.)

/s/ Thomas D. French	Director
(Thomas D. French)

/s/ Deborah A. Henretta	Director
(Deborah A. Henretta)

/s/ Daniel P. Huttenlocher	Director
(Daniel P. Huttenlocher)

/s/ Kurt M. Landgraf	Director
(Kurt M. Landgraf)

/s/ Kevin J. Martin	Director
(Kevin J. Martin)

/s/ Deborah D. Rieman	Director
(Deborah D. Rieman)

/s/ Hansel E. Tookes II	Director
(Hansel E. Tookes II)

/s/ Mark S. Wrighton	Director
(Mark S. Wrighton)